UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2024
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Shelly R. Ibach, Chair, President and Chief Executive Officer

On October 24, 2024, Shelly R. Ibach, Chair, President and Chief Executive Officer of Sleep Number Corporation (the “Company”), informed the Company’s Board of Directors that she will retire from the Company and Board no later than the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The Board of Directors has engaged an independent executive search firm to help identify Ibach’s successor. To support an effective transition, Ibach will continue to serve as Board Chair through the conclusion of the 2025 Annual Meeting and has agreed to serve as a strategic advisor to the new CEO and Board of Directors through the end of 2025 pursuant to a Transition and Advisory Agreement.

Transition and Advisory Agreement

On October 24, 2024, the Company and Ibach entered into a Transition and Advisory Agreement (the “Transition and Advisory Agreement”) wherein Ibach will retire as Chair, President, and CEO no later than the 2025 Annual Meeting, continue to serve as Board Chair through the 2025 Annual Meeting, and thereafter serve as a strategic advisor to the new CEO and Board of Directors through the end of 2025, as further detailed in the Transition and Advisory Agreement. If the new CEO is appointed prior to the 2025 Annual Meeting, Ibach will continue her employment with the Company in a non-executive role as senior advisor of the Company through the 2025 Annual Meeting and no later than May 31, 2025. Thereafter, Ibach will provide consulting and advisory services to the Company until December 31, 2025.

Ibach will continue to receive her annual base salary as in effect immediately prior to the date of the Transition and Advisory Agreement, will be eligible to receive a prorated bonus under the Company’s 2025 annual incentive plan (subject to achievement of the applicable performance objectives), will not be awarded any new equity awards, will remain eligible for substantially similar employee benefits and perquisites that Ibach received immediately prior to the date of the Transition and Advisory Agreement as further detailed in the agreement, and will be reimbursed for up to $68,000 in legal fees incurred related to review of the Transition and Advisory Agreement.

Ibach’s outstanding performance adjusted restricted stock unit (“PSU”) awards issued under the Company’s 2020 Equity Incentive Plan, as amended, (“2020 Equity Plan”) will be treated in accordance with Section 2.2(c)(iii) of the PSU award agreements, which provides for the treatment of such PSUs in the event of Ibach’s retirement at or beyond age 60 with five or more years of service with the Company; provided, however, the Company waived the requirement, as applicable, that Ibach provides written notice of her intention to retire one year before her actual retirement date. Ibach’s outstanding restricted stock unit (“RSU”) awards issued under the 2020 Equity Plan will become fully vested upon her separation of employment from the Company and will be treated in accordance with the RSU award agreements provided that the Company waived the requirement that Ibach remain in continuous employment or service with the Company during the regular vesting period set forth in the RSU award agreements. Ibach’s outstanding non-statutory stock options issued under either the 2020 Equity Plan or the Company’s prior Amended and Restated 2010 Omnibus Incentive Plan, as amended, (“2010 Equity Plan”) will be treated in accordance with Section 3.2(c) and Paragraph A, respectively, of the applicable Non-Statutory Stock Option Award Agreements, which provide for the treatment and exercise deadlines of such stock options in the event of Ibach’s retirement at or beyond age 60 with five or more years of service with the Company; provided, however, the Company waived the requirement, as applicable, that Ibach provides written notice of her intention to retire one year before her actual retirement date. Ibach remains subject to the other terms of her outstanding equity award agreements, including certain restrictive covenants.

The Transition and Advisory Agreement also provides that following her employment with the Company, Ibach will serve as a non-employee strategic consultant to the Company and provide advisory consulting services as reasonably requested by the Company’s CEO or the Board until December 31, 2025 (such period, the “Consulting Period”). As full payment for Ibach’s services during the Consulting Period, the Company agrees to pay Ibach a cash consulting fee of $150,000 per month (pro-rated for any partial months of service). The Transition and Advisory Agreement also contains customary provisions such as an assignment of intellectual property inventions, confidentiality, clawback and a release of claims.

Ibach’s decision to retire was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

A copy of the Transition and Advisory Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Transition and Advisory Agreement is qualified in its entirety by the Transition and Advisory Agreement.

Retirement of Steve Gulis and Brenda Lauderback and Conclusion of Jean-Michel Valette’s Director Emeritus Role.

On October 24, 2024, each of Steve Gulis and Brenda Lauderback informed the Company’s Board of Directors that they will retire from the Board by the 2026 Annual Meeting of Shareholders (“2026 Annual Meeting”), prior to the expiration of their terms at the 2027 Annual Meeting of Shareholders. Jean-Michel Valette’s non-voting, advisory Director Emeritus role was concluded as of September 30, 2024, three months prior to its planned expiration on December 31, 2024. Neither Gulis nor Lauderback’s decisions to retire, nor the early conclusion of Valette’s Director Emeritus role, were due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

ITEM 7.01.	REGULATION FD DISCLOSURE.
In connection with Ibach’s retirement, other Board changes and corporate governance advancements, the Company issued a press release including a Letter to Shareholders, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In addition to Ibach’s retirement, the press release and Letter to Shareholders disclosed that Ibach will not stand for reelection to the Board when her term expires in 2025 and that the Board has unanimously determined its intent to appoint Michael J. Harrison as independent Chair following the 2025 Annual Meeting. The Company also disclosed that each of Gulis and Lauderback plan to retire from the Board at or before the 2026 Annual Meeting, at which time, the Board intends to reduce its size. The Board has identified incumbent directors Steve Macadam and Phil Eyler as successor chairs of the Audit Committee and the Management Development and Compensation Committee, respectively. The Company also disclosed plans to broaden the mandate of its Capital Allocation and Value Enhancement Committee to include oversight of the Company’s capital structure while continuing its work on capital allocation. The Company also disclosed plans to seek shareholder approval at the 2025 Annual Meeting to amend the Company’s governing documents, including commencing a process to declassify the Board and to adopt a majority voting standard for approvals of mergers and future amendments to the Company’s Articles of Incorporation.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Transition and Advisory Agreement, dated October 24, 2024, between Sleep Number Corporation and Shelly R. Ibach
99.1	Press Release dated October 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: October 30, 2024	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer